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                                                                    Exhibit 10.9

                                   AGREEMENT

                                October 15, 1998

For and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, C.View Technologies, Inc. and AlphaCom Inc. agree as follows:


1) AlphaCom Inc. shall take delivery of 15,000 units of the Professional Version of C.View Mail over a twelve month period commencing on a mutually agreed upon date in 1999.
2) The price of the Professional Version shall be $63.00 per copy.
3) The total dollar amount is $945,000.00.
4) A 10% deposit of $94,500.00 will accompany the agreement initialization when the date in section one is determined and accepted by both parties. The deposit shall be applied to the payment of the first 7500 units.
5) C.View shall implement it's security system to prevent software piracy.
6) AlphaCom Inc. shall bear the costs of CD production and all private label collateral material.
7) This pricing applies to the Software only in the MPEG 2 or MPEG 4 versions as required by your customer needs.
8) The specifications are per Attachment #1.
9) In the event that the AlphaCom Inc. compression technique is operable, C.View will implement said compression into the Professional Version(s) at a cost not to exceed $7,500.00 at an accountable service rate of $100.00 per hour.

   /s/ Robert Snyder                       /s/ Chas. P. Smith, Jr.
   --------------------------              --------------------------------
   Robert Snyder, President                Chas. P. Smith Jr., President
   AlphaCom Inc.                           C.View Technologies, Inc.

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                                   AGREEMENT

                                October 15,1998

This agreement between C.View Technologies, Inc. and AlphaCom Inc. is an addendum to the C.View Technologies, Inc. / AlphaCom Inc. agreement dated August 29, 1998.

For and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, C.View Technologies and AlphaCom Inc. agree as follows:

1) The original quantity of 10,000 units of C.View Mail Version 1.1 shall be increased to 40,000 units delivered over a 12 month period commencing December 1, 1998.
2) In consideration for this increase, the per unit price shall be reduced to $27.00 per copy as opposed to the original $35.00 per copy.
3) The total dollar amount is $1,080,000.00. A 10% deposit of $108,000 will accompany the initialization of this agreement. The deposit shall be applied to the payment of the first 4,000 units.
4) It is acknowledged that a deposit of $10,000.00 has already been received by C.View via AlphaCom Inc. check #1177, dated 9/28/98 and shall be applied to the deposit of $108,000.00, leaving a balance of $98,000.00 due for deposit.
5) C.View shall implement it's security system to prevent the software piracy.
6) AlphaCom Inc. shall bear the costs of CD production and all private label collateral material.


/s/ Robert Snyder                      /s/ Chas. P. Smith, Jr.
---------------------------            --------------------------------
Robert Snyder, President               Chas. P. Smith Jr., President
AlphaCom Inc.                          C.View Technologies, Inc.





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                                 ATTACHMENT ONE

                                October 15,1998

                       C.VIEW MAIL - PROFESSIONAL VERSION
                           Technical and format data

CAPTURE AND PLAYBACK: Full motion video at 27-30 frames per second capture and view. Full screen delivery and still frame capture included.

CAPACITY PER MINUTE: C.View Professional Version less than or greater than 3.5
MB

VIDEO DIGITIZING FORMAT: Compression video encoded at open MPEG-4 Open MPEG-2 optional

VIDEO DECOMPRESSION: Software only Codec

COMPATIBLE COMPUTER ENVIRONMENTS: WIN95, 98 - WIN NT

HARDWARE REQUIREMENTS:

           Display card - 16bit Hi Color capability w/overlay
           RAM - 16 MB minimum - 32 MB recommended
           CPU - WIN 95 - minimum 200 MHz recommended


STANDARD HARDWARE OPTIONS/NEEDS (EXTRA COST):

           Video Capture card with Analog Camera
           External plug to EPC parallel port video capture
           External PCMCIA card for laptop with analog camera



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C.VIEW

TECHNOLOGIES, INC.
------------------

August 29, 1998

Robert Snyder
Alphacom, Inc.
1035 Rosemary Blvd. Ste. 1
Akron, Ohio 44360

Dear Mr. Snyder

C.View Technologies, Inc. is pleased to submit the following agreement to you for the purpose of Alphacom, Inc. to resell the Cview Mail product line.

In the case of Alphacom Private Label your cost is $35.00 per unit for a quantity of 10,000 systems. You will establish your own reselling pricing structure to suit your corporate planning and marketing strategies. With the C. View label, the cost is $45.00 per unit for the 10,000 system quantity.

The above does not include the camera nor any computer hardware. 10,000 aerial numbers will be assigned to you for distribution on a scheduled release basis to suit your requirements. This will allow you to sale the system via the Internet. With the CD media requirement, the additional cost will be $1.50 per copy. All private label artwork will be supplied by Alphacom.

The term of this agreement is for the 10,000 units to be delivered over a 15-month time frame, which includes a 3-month ramp-up phase. Deposit is $10,000.00 with this agreement. The payment schedule will be Net-30 per serial number or CD release after credit requirements have been established.


/s/ Chas. P. Smith Jr.      /s/Dennis Fisher              /s/Robert Snyder
----------------------      ----------------              ----------------
Chas. P. Smith Jr.          Dennis Fisher                 Robert Snyder
President                   Agent Director                President
C.View Technologies, Inc.   C.View Technologies, Inc.     Alphacom, Inc.

C.View Technologies, Inc Video Mall and Video Conferencing

[Letterhead]